For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces First Quarter 2016 Results

RevPAR Growth, EBITDA, FFO and FFO per Share In-Line with Guidance

WEST PALM BEACH, Fla., May 5, 2016-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the first quarter ended March 31, 2016. In addition, the company updated its guidance for 2016.

First Quarter 2016 Highlights

•
Portfolio RevPAR - Improved hotel revenue per available room (RevPAR) 2.6 percent to $124 for Chatham’s 38, wholly owned hotels, within the company’s guidance range of 2-4 percent. Average daily rate (ADR) was up 70 basis points to $159, and occupancy was up 200 basis points to 78 percent.

•	Adjusted EBITDA - Increased 13 percent to $27.6 million.

•	Adjusted FFO - Rose 18 percent to $17.7 million. Adjusted FFO per diluted share grew 15 percent to $0.46, at the upper end of the company’s guidance of $0.43-$0.47 per share.

•
Operating Margins -Experienced a 70 basis point-decline in comparable hotel gross operating profit (total revenue less total hotel operating expenses) to 46.6 percent using comparable hotels regardless of ownership, and comparable hotel EBITDA margins declined 90 basis points to 39.2 percent.

•
Dividend Raised - Announced a 10 percent increase to Chatham’s monthly dividend from $0.10 per share to $0.11 per share. The increase is the sixth consecutive year Chatham has raised its dividend since its 2010 IPO.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the first quarter ended March 31, 2016. RevPAR, ADR and occupancy for 2016 and 2015 are based on hotels owned as of March 31, 2016 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended March 31,
	2016	2015
Net income	$3.3	$1.4
Net income per diluted share to common shareholders	$0.08	$0.04
RevPAR	$124	$121
ADR	$159	$158
Occupancy	78%	76%
GOP Margin	46.6%	47.7%
Hotel EBITDA Margin	39.2%	40.7%
Adjusted EBITDA	$27.6	$24.4
AFFO	$17.7	$15.0
AFFO per diluted share	$0.46	$0.40
Dividends per share	$0.31	$0.30

Operating Results as Expected, Earnings Growth Remains Strong
“Fueled by high-quality acquisitions made in 2015, Chatham grew adjusted FFO per share 15 percent in the 2016 first quarter. We are gratified to deliver double digit growth this quarter,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “With our updated guidance, we remain on track to deliver solid FFO per share growth in 2016, even though RevPAR increases for the industry are moderating.

“Chatham delivered RevPAR growth in-line with industry performance, and our operating results were towards the upper end of our guidance range,” Fisher noted. “Like most other lodging REITs, top-line growth is slowing, not surprising given the significant growth we have experienced over the past several years, the calendar shift for the Easter holiday, as well as the fact that for the first time since the fourth quarter of 2009, industry supply growth outpaced demand growth.”

Additional data points on the portfolio’s first quarter RevPAR performance include:

•	Four Silicon Valley hotels increased overall RevPAR 4.3 percent to $186.

•	RevPAR at the four hotels acquired during 2015 rose 6.0 percent to $165.

•	Four Houston-area hotels increased RevPAR 5.4 percent.

•	Chatham’s Residence Inn portfolio RevPAR growth was 4.0 percent in the quarter.

“Despite a challenging quarter in which industry occupancy declined 0.5 percent, occupancy for our portfolio was up 2.0 percent and accounted for approximately three-fourths of our RevPAR growth,” Fisher stated. “We have been able to grow RevPAR in a market that is experiencing a combination of weakening demand, increasing supply and online rate transparency. Our ability to grow occupancy during this moderating environment is a testament to the overall quality of our portfolio and, specifically, the ability of our hotels to appeal to a broad range of travelers. As a result, we grew our market share by 20 basis points in the quarter. This portfolio strength enables us to maximize RevPAR during the various stages of a lodging cycle.

“We trimmed slightly the midpoint of our adjusted EBITDA and FFO per share guidance by 2-3 percent on the basis that current trends through April might continue for the balance of 2016. Visibility to advance bookings is limited, therefore it is difficult to assume that RevPAR growth will accelerate much from the current run-rate in the second half of the year without accelerated growth in GDP. Even though group travel remains solid, other segments are not as strong as expected so far this year. Thankfully, we have a flexible operating platform that allows us to move quickly. We plan to concentrate our efforts for the balance of the year on maximizing performance by adjusting customer mix accordingly,” Fisher concluded.

Joint Venture Investment Performance

During the first quarter, the Innkeepers and Inland joint ventures contributed adjusted EBITDA and adjusted FFO of approximately $3.3 million and $1.3 million, respectively. Chatham received distributions of $0.8 million during the quarter from the joint ventures. Chatham invested $50.1 million for its approximate 10 percent interest in the two joint ventures.

“The joint venture properties with NorthStar are performing well, especially considering that 27 of the 48 hotels in the Inland portfolio were under renovation during the 2016 first quarter as a result of brand-required, product improvement plans,” stated Dennis Craven, Chatham’s chief operating officer. “Because of the renovations, our share of adjusted FFO declined $0.2 million from the 2015 first quarter, but remained at the upper end of our guidance, so the results held up well despite significant disruption. The Inland portfolio will be very well positioned to outperform its competitive set once renovations to the majority of the portfolio are substantially completed by the end of this year.”

Capital Markets & Capital Structure

As of March 31, 2016, the company had net debt of $593.6 million (total consolidated debt less unrestricted cash). Total debt outstanding was $606.1 million at an average interest rate of 4.4 percent, comprised of $535.5 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $70.6 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries an interest rate of 2.3 percent.

Chatham’s leverage ratio was approximately 41 percent at March 31, 2016, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed rate debt is February 2024. As of March 31, 2016, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $3.9 million, respectively.

During the first quarter, the company paid off the maturing $5.9 million loan secured by the Courtyard by Marriott in Altoona, Pa. The company used available cash and borrowings on its unsecured credit facility to fund the loan payoff.

On March 31, 2016, as defined in the company’s credit agreement, the group’s fixed charge coverage ratio was 3.5 times, and total net debt to trailing 12-month corporate EBITDA was 5.8 times. Excluding its interests in the two joint ventures with NorthStar, the organization’s fixed charge coverage ratio was 3.7 times, and net debt to trailing 12-month corporate EBITDA was 5.3 times.

“We have a solid capital structure with no major maturities until late 2020, and our coverage ratios are very strong since most of our debt is fixed at low rates,” explained Jeremy Wegner, Chatham’s chief financial officer. “We have very little exposure to rising interest rates, and that positions us well to generate significant free cash flow to fund our strong dividend and a good portion of our capital expenditures and Silicon Valley expansions.”

Dividend

During the first quarter, Chatham’s Board of Trustees increased its regular monthly dividend by 10 percent, or $0.01 per common share, to $0.11 per common share. “We have raised our regular annual dividend each year since our 2010 IPO, from $0.35 in 2010 to $1.30 per share for 2016, reflecting our commitment to increase our dividend in tandem with our growth in cash flow, EBITDA and adjusted FFO per share,” Craven emphasized. “Our 2016 cash dividend per share of $1.30 will represent approximately 54 percent of adjusted FFO per share based on the midpoint of our guidance, so the dividend is healthy, supportable and prudent.”

Hotel Reinvestments/Expansions

During the 2016 first quarter, Chatham completed the renovation of the Homewood Suites in San Antonio, Texas, and began the renovations on the Hilton Garden Inn in Burlington, Mass., and the Homewood Suites in Carlsbad, Calif., which is expected to be completed in the 2016 second quarter.

The 32-room expansion of the Residence Inn Palo Alto Mountain View in Silicon Valley is expected to be completed early in the 2016 third quarter. The two Sunnyvale Silicon Valley property expansions are expected to start later in 2016 and will take approximately 12-15 months to complete.

2016 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s 2016 guidance reflects the following:

•	U.S. GDP growth rate of 1.5 to 2.5 percent for the last nine months of 2016.

•
Renovations at the following hotels: Hilton Garden Inn Burlington, Mass., Courtyard by Marriott Addison (Dallas), Texas, and Homewood Suites Carlsbad, Calif., during the second quarter; Residence Inn San Diego Gaslamp during the fourth quarter.

•	Completion of the 32-room tower in Mountain View, Calif., early in the third quarter.

•	No additional acquisitions, dispositions, debt or equity issuance.

	Q2 2016	2016 Forecast
RevPAR	$143-$144	$134-$136
RevPAR growth	+2.0-3.0%	+2.0-3.5%
Total hotel revenue	$78.0-$78.9 M	$295.2-$299.7 M
Net income	$12.4-$13.3 M	$33.8-$39.5 M
Net income per diluted share	$0.32-$0.34	$0.88-$1.02
Adjusted EBITDA	$37.1-$38.0 M	$132.6-$138.3 M
Adjusted funds from operation ("FFO")	$26.7-$27.6 M	$90.9-$96.6 M
Adjusted FFO per diluted share	$0.69-$0.71	$2.35-$2.50
Hotel EBITDA margins	44.2-44.7%	42.3-43.4%
Corporate cash administrative expenses	$2.2 M	$8.9 M
Corporate non-cash administrative expenses	$0.8 M	$3.6 M
Interest expense (excluding fee amortization)	$6.8 M	$27.2 M
Non-cash amortization of deferred fees	$0.3 M	$1.3 M
Income taxes	$0.5 M	$1.4 M
Chatham’s share of JV EBITDA	$4.8-$4.9 M	$16.7-$17.2 M
Chatham’s share of JV FFO	$2.8-$2.9 M	$8.5-$9.0 M
Weighted average shares outstanding	38.7 M	38.7 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its first quarter 2016 conference later today, May 5, 2016, at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, May 12, 2016, by dialing 1-877-870-5176, reference number 13635314. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,177 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,679 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com or www.chathamlodgingtrust.reit.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and other charges, losses on the early extinguishment of debt and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, losses on the early extinguishment of debt, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 5, 2016, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets:
Investment in hotel properties, net	$1,251,143	$1,258,452
Cash and cash equivalents	12,479	21,036
Restricted cash	21,420	19,273
Investment in unconsolidated real estate entities	23,113	23,618
Hotel receivables (net of allowance for doubtful accounts of $120 and $95, respectively)	7,316	5,518
Deferred costs, net	5,172	5,365
Prepaid expenses and other assets	6,519	3,967
Total assets	$1,327,162	$1,337,229
Liabilities and Equity:
Mortgage debt	$532,923	$539,623
Revolving credit facility	70,580	65,580
Accounts payable and accrued expenses	25,927	25,100
Distributions and losses in excess of investments of unconsolidated real estate entities	3,667	2,703
Distributions payable	4,571	7,221
Total liabilities	637,668	640,227
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2016 and December 31, 2015	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,347,715 and 38,308,937 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	380	379
Additional paid-in capital	720,753	719,773
Retained earnings (distributions in excess of retained earnings)	(35,889)	(27,281)
Total shareholders’ equity	685,244	692,871
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,250	4,131
Total equity	689,494	697,002
Total liabilities and equity	$1,327,162	$1,337,229

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Revenue:
Room	$63,934	$55,032
Food and beverage	1,508	1,167
Other	2,354	1,902
Cost reimbursements from unconsolidated real estate entities	1,054	848
Total revenue	68,850	58,949
Expenses:
Hotel operating expenses:
Room	13,812	10,941
Food and beverage	1,178	847
Telephone	421	409
Other hotel operating	589	527
General and administrative	5,497	4,642
Franchise and marketing fees	5,187	4,494
Advertising and promotions	1,352	1,220
Utilities	2,382	2,326
Repairs and maintenance	3,201	2,821
Management fees	2,229	1,816
Insurance	337	301
Total hotel operating expenses	36,185	30,344
Depreciation and amortization	12,475	11,523
Property taxes, ground rent and insurance	5,023	4,085
General and administrative	3,112	3,427
Hotel property acquisition costs and other charges	12	260
Reimbursed costs from unconsolidated real estate entities	1,054	848
Total operating expenses	57,861	50,487
Operating income	10,989	8,462
Interest and other income	21	26
Interest expense, including amortization of deferred fees	(7,037)	(6,813)
Loss on early extinguishment of debt	(4)	—
Loss from unconsolidated real estate entities	(647)	(256)
Income before income tax expense	3,322	1,419
Income tax expense	—	—
Net income	$3,322	$1,419
Net income attributable to noncontrolling interests	(22)	(8)
Net income attributable to common shareholders	$3,300	$1,411
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.09	$0.04
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.08	$0.04
Weighted average number of common shares outstanding:
Basic	38,274,448	37,018,039
Diluted	38,671,129	37,322,278
Distributions per common share:	$0.31	$0.30

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2016	2015
Funds From Operations (“FFO”):
Net income	$3,322	$1,419
Noncontrolling interests	(22)	(8)
Depreciation	12,421	11,477
Adjustments for unconsolidated real estate entity items	1,962	1,812
FFO attributable to common shareholders	17,683	14,700
Hotel property acquisition costs and other charges	12	260
Loss on early extinguishment of debt	4	—
Adjustments for unconsolidated real estate entity items	10	12
Adjusted FFO attributable to common shareholders	$17,709	$14,972
Weighted average number of common shares
Basic	38,274,448	37,018,039
Diluted	38,671,129	37,322,278

	For the three months ended
	March 31,
	2016	2015
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$3,322	$1,419
Interest expense	7,037	6,813
Depreciation and amortization	12,475	11,523
Adjustments for unconsolidated real estate entity items	3,983	3,663
Noncontrolling interests	(22)	(8)
EBITDA	26,795	23,410
Hotel property acquisition costs and other charges	12	260
Loss on early extinguishment of debt	4	—
Adjustments for unconsolidated real estate entity items	10	36
Share based compensation	735	704
Adjusted EBITDA	$27,556	$24,410

CHATHAM LODGING TRUST
HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2016	2015

Net Income		3,322	1,419
Add:	Interest Expense	7,037	6,813
	Depreciation and amortization	12,475	11,523
	General and administrative	3,112	3,427
	Hotel property acquisition costs and other charges	12	260
	Loss from unconsolidated real estate entities	647	256
	Loss on early extinguishment of debt	4	—
Less:	Interest and other income	(21)	(26)
	Adjusted Hotel EBITDA	26,588	23,672